UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2004

WILLAMETTE VALLEY VINEYARDS, INC.

 (Exact name of registrant as specified in charter)

Oregon                   0-21522             93-0981021
  (State or other juris-    (Commission           (IRS Employer
diction of incorporation)      Number)      Identification Number)


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8800 Enchanted Way, S.E.,
Turner, Oregon 97392
(503)-588-9463

 (Address, including Zip code, and telephone number, including area code, of registrant's principal executive offices)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                  WILLAMETTE VALLEY VINEYARDS, INC.
                         INDEX TO FORM 8-K


Section 4 - Matters related to Accountants and Financial Statements
Item 4.01 Changes in Registrant's Certifying Accountant

On December 8, 2004, Willamette Valley Vineyards, Inc.'s (the "Company") Audit Committee unanimously agreed to engage Moss Adams LLP as the Company's Independent Registered Public Accounting Firm for the year ending December 31, 2004. Moss Adams stated that acceptance of the audit engagement was dependent on the successful completion of a business loan agreement that would replace the line of credit agreement expiring on January 5, 2005. A business loan agreement with Umpqua Bank was finalized on December 30, 2004, at which point Moss Adams agreed to become the Company's Independent Registered Public Accounting Firm for the year ended December 31, 2004. Based upon the resolution passed at a meeting of the Company's Audit Committee on December 8, 2004, the Audit Committee has determined that December 30, 2004 is the date on which the engagement was finalized for purposes of this filing.

Except as set forth above, the Company did not consult with Moss Adams prior to its engagement on the application of accounting principles applicable to the Company, the type of audit opinion that might be rendered or any written or oral advise on any factor considered important by the Company in reaching a decision as to an accounting, auditing or financial reporting issue, including, without limitation, any issue identified in the Company's Form 8-K filed on December 15, 2004 in connection with the termination of the Company's prior auditor.


Section 8 - Other Events
Item 8.01 Other Events.

On December 30, 2004, the Company entered into a business loan agreement with Umpqua Bank, under which the Company may borrow a maximum of $2,000,000 for operations. The interest rate under the loan agreement is equal to Umpqua's Prime Rate. The agreement contains certain restrictive financial covenants with respect to total equity, debt-to-equity and debt coverage. The borrowings are collateralized by the Company's bulk and case goods inventory, and the proceeds from the sales thereof. The agreement replaced the existing $2,000,000 line of credit the Company had with GE Commercial Distribution Finance Corporation and all amounts borrowed under the Umpqua loan agreement
are due on or before January 5, 2006.   As of December 30, 2004, borrowings
under the Umpqua bank loan agreement were approximately $1,232,251.

On December 23, 2004, the Company entered into a grape purchase agreement with one of its Willamette Valley wine grape growers whereby the grower agreed to plant 40 acres of Pinot gris and 50 acres of Riesling and the Company agreed to purchase the yield at fixed contract prices through the year 2015. The winegrower must meet strict quality standards for the wine grapes to be accepted by the Company at time of harvest and delivery.




SIGNATURES


Pursuant to the requirements of the Security Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                 WILLAMETTE VALLEY VINEYARDS, INC.




Date: January 3, 2005          By /s/ James W. Bernau
                                      James W. Bernau
                                      President


Date: January 3, 2005          By /s/ Sean M. Cary
                                      Sean M. Cary
                                      Controller